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                                                                     EXHIBIT 4.6

                             SUPPLEMENTAL INDENTURE

                          dated as of December 11, 2003
                                      among

                                  Roadway LLC,
                              as successor obligor

                           Yellow Roadway Corporation,
                                 as a Guarantor

                                       and

                                 SunTrust Bank,
                                   as Trustee

                        --------------------------------

                    81/4 % Senior Notes Due December 1, 2008

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                             SUPPLEMENTAL INDENTURE

         This first supplemental indenture (this "SUPPLEMENTAL INDENTURE") is made as of the 11th day of December, 2003, among Roadway LLC, a Delaware limited liability company, as successor obligor (the "SUCCESSOR COMPANY"), Yellow Roadway Corporation, a Delaware corporation, as a Guarantor (a "PARENT"), and SunTrust Bank, a Georgia banking corporation, as Trustee (the "TRUSTEE").

                                    RECITALS

         Whereas, Roadway Corporation, a Delaware corporation (the "COMPANY"), the Guarantors party thereto and the Trustee executed and delivered an Indenture, dated as of November 30, 2001 (the "INDENTURE") relating to the Company's 8 1/4% Senior Notes due December 1, 2008 (the "NOTES"); and

         Whereas, Section 5.01(a) of the Indenture provides, among other things, that the Company shall not merge into another Person unless (i) the surviving Person is organized and validly existing under the laws of the United States of America or any jurisdiction thereof and expressly assumes by supplemental indenture all of the obligations of the Company under the Indenture and the Notes; and the Company has delivered to the Trustee an Opinion of Counsel stating that such merger and such supplemental indenture complies with that provision and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with and that such supplemental indenture constitutes the legal, valid and binding obligation of such successor enforceable against such entity in accordance with its terms, subject to customary exceptions; and (ii) immediately after giving effect to the transaction, no Default shall have occurred and be continuing; and (iii) the Company delivers to the Trustee an Officers' Certificate stating that the merger and the supplemental indenture comply with the Indenture; and

         Whereas, contemporaneously herewith, the Company is merging with and into the Successor Company (the "MERGER") pursuant to an Agreement and Plan of Merger, dated as of July 8, 2003, under the terms of which and in accordance with the Delaware General Corporation Law and the Delaware Limited Liability Company Act, the separate corporate existence of the Company will cease and the Successor Company will succeed to and assume all the rights and obligations of the Company; and

         Whereas, Section 5.01(b) of the Indenture provides that, upon the consummation of any transaction effected in accordance with Section 5.01 of the Indenture where the Company is not the continuing person, the surviving Person will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor Person had been named as the Company therein, and thereafter, upon such substitution, the Company will be released from its obligations under the Indenture and the Notes; and

         WHEREAS, contemporaneously herewith and upon consummation of the Merger, the Parent has agreed to become a Guarantor and provide a Note Guaranty under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors; and

         Whereas, contemporaneously herewith, the Successor Company has delivered, or caused to be delivered, to the Trustee, an Officers' Certificate and an Opinion of Counsel, each in accordance with the terms and provisions of the Indenture; and

         WHEREAS, the Company, Credit Suisse First Boston (the "COLLATERAL AGENT"), the Trustee and the administrative agent under the Credit Agreement dated as of November 30, 2001, by and among the Company, the lenders party thereto and Credit Suisse First Boston, as administrative agent (hereinafter, the "Credit Agreement") are parties to certain Security Documents, including, without limitation, that certain Pledge, Security and Intercreditor Agreement dated as of November 30, 2001, by and among the Company, the Collateral Agent and the Trustee (the "Intercreditor Agreement"); and

         WHEREAS, contemporaneously with the Merger, the obligations under the Credit Agreement will be paid in full and the Liens granted under the Credit Agreement and the Security Documents will be released.

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                                    AGREEMENT

         Now, therefore, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture agree as follows:

         SECTION 1. (a)   Effective with the Merger, Successor Company hereby
expressly and fully and unconditionally assumes all of the obligations, covenants, agreements and undertakings of the Company under the Indenture and the Notes.

                  (b) Upon the consummation of the Merger, the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if the Successor Company had been named as the Company therein. Upon such substitution, the Company will be released from its obligations under the Indenture and the Notes. Each reference in the Indenture and the Notes to the name "Roadway Corporation" shall hereafter be deemed a reference to "Roadway LLC" and each reference in the Indenture and the Notes to the term "Company" shall hereafter be deemed a reference to the "Successor Company".

         SECTION 2. Parent, by its execution of this Supplemental Indenture to be effective upon consummation of the Merger, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof.

         SECTION 3. The Trustee agrees and acknowledges that, upon the payment in full of all obligations under the Credit Agreement, the Security Documents, including, without limitation, the Intercreditor Agreement, will terminate and the Liens granted thereunder will be released, as contemplated by Sections 4.09(b) and 11.01(b) of the Indenture. The Successor Company hereby represents and warrants to the Trustee that the Successor Company and its subsidiaries have complied with Sections 4.06 and 4.09 of the Indenture.

         SECTION 4. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

         SECTION 5. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 6. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

         SECTION 7. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

                     [Signatures are on the following page.]

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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the date first above written.

                                    ROADWAY LLC, as successor obligor

                                    By: ______________________________
                                        Name:
                                        Title:

                                    YELLOW ROADWAY CORPORATION, as a Guarantor

                                    By: ______________________________
                                        Name:
                                        Title:

                                    SUNTRUST BANK, as Trustee

                                    By: ______________________________
                                        Name:
                                        Title:

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